Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors Socket Mobile, Inc.

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the registration of 484,812 shares of common stock of our report dated March 23, 2021 with respect to the financial statements of Socket Mobile, Inc. included in its Form 10-K for the years ended December 31, 2020 and 2019, filed with the Securities and Exchange Commission.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT
June 8, 2021